Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)  Registration Statements   (Forms S-8 No. 333-138428) pertaining to the Papa John’s International, Inc. Restated Nonqualified Stock Option Agreement dated January 31, 2005.

(ii)  Registration Statements (Forms S-8 No. 333-138427) pertaining to the Papa John’s International, Inc. 2003 Stock Option Plan for Non-Employee Directors,

(iii)  Registration Statements   (Forms S-8 No. 333-27823, No. 333-16447, No. 33-67472 and No. 333-86537) pertaining to the Papa John’s International, Inc. 1993 Stock Ownership Incentive Plan,

(iv)  Registration Statements (Forms S-8 No. 33-67470 and No. 333-86539) pertaining to the Papa John’s International, Inc. 1993 Stock Option Plan for Non-Employee Directors,

(v)  Registration Statements (Forms S-8 No. 333-86535 and No. 333-142885) pertaining to the Papa John’s International, Inc. 1999 Team Member Stock Ownership Plan,

(vi)  Registration Statement (Form S-8 No. 333-48999) pertaining to the Papa John’s International, Inc. 401(k) Plan, and

(vii)  Registration Statement (Form S-4 No. 33-96552) of Papa John’s International, Inc.;

of our reports dated February 25, 2008, with respect to the consolidated financial statements and schedule of Papa John’s International, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Papa John’s International, Inc., included in this Annual Report (Form 10-K) for the year ended December 30, 2007.

/s/ Ernst & Young LLP

Louisville, Kentucky

February 25, 2008